Preliminary Pricing Supplement No. 15,440

Registration Statement Nos. 333-275587; 333-275587-01

Dated April 6, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Variable Income Auto-Callable Notes due May 1, 2031

Based on the Worst Performing of the Common Stock of Netflix, Inc., the Class A Common Stock of Meta Platforms, Inc., the Class A Common Stock of Palantir Technologies Inc. and the Common Stock of Micron Technology, Inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

￭The notes are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The notes have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document.

￭Variable coupon. The notes will pay a variable coupon on each coupon payment date, as follows: If, on any observation date, the closing level of each underlier is greater than or equal to its coupon barrier level, the notes will pay the higher coupon, at the annual rate specified herein, with respect to the related interest period. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, the notes will pay only the lower coupon, at the annual rate specified herein, with respect to the related interest period.

￭Automatic early redemption. The notes will be automatically redeemed if the closing level of each underlier is greater than or equal to its call threshold level on any redemption determination date for an early redemption payment equal to the stated principal amount plus the higher coupon with respect to the related interest period. No further payments will be made on the notes once they have been automatically redeemed.

￭Payment at maturity. If the notes have not been automatically redeemed prior to maturity, investors will receive (in addition to the applicable variable coupon with respect to the final interest period) the stated principal amount at maturity.

￭The value of the notes is based on the worst performing underlier. The fact that the notes are linked to more than one underlier does not provide any asset diversification benefits and instead means that poor performance by any underlier will adversely affect your return on the notes, regardless of the performance of the other underliers.

￭The notes are for investors who are concerned about principal risk and who seek the repayment of principal and an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no higher coupons over the entire term of the notes. You will not participate in any appreciation of any underlier. The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per note
Issue price:	$1,000 per note (see “Commissions and issue price” below)
Aggregate principal amount:	$
Underliers:

Netflix, Inc. common stock (the “NFLX Stock”), Meta Platforms, Inc. class A common stock (the “META Stock”), Palantir Technologies Inc. class A common stock (the “PLTR Stock”) and Micron Technology, Inc. common stock (the “MU Stock”). We refer to each of the NFLX Stock, the META Stock, the PLTR Stock and the MU Stock as an underlying stock.

Strike date:	April 28, 2026
Pricing date:	April 28, 2026
Original issue date:	April 30, 2026
Final observation date:	April 28, 2031, subject to postponement for non-trading days and certain market disruption events
Maturity date:	May 1, 2031
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $938.90 per note, or within $55.00 of that estimate. See “Estimated Value of the Notes” on page 5.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)	Proceeds to us(2)
Per note	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each note they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of Proceeds and Hedging” in the accompanying product supplement.

The notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Notes” and “Additional Information About the Notes” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Notes dated February 7, 2025 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

Terms continued from the previous page
Variable coupon:

A variable coupon at an annual rate of either 0.25% (the “lower coupon”) or 9.50% (the “higher coupon”) will be paid on the notes on each coupon payment date. The higher coupon will be paid on the notes on each coupon payment date only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date.

If, on any observation date, the closing level of any underlier is less than its coupon barrier level, we will pay the lower coupon with respect to the applicable interest period.

Coupon payment dates:

The expected coupon payment dates are set forth under “Observation Dates and Expected Coupon Payment Dates” below. If any coupon payment date is not a business day, the coupon payment with respect to such date will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The coupon payment with respect to the final observation date shall be made on the maturity date.

Coupon barrier level:

With respect to the NFLX Stock, $ , which is 75% of its initial level

With respect to the META Stock, $ , which is 75% of its initial level

With respect to the PLTR Stock, $ , which is 75% of its initial level

With respect to the MU Stock, $ , which is 75% of its initial level

Observation dates:	As set forth under “Observation Dates and Expected Coupon Payment Dates” below, subject to postponement for non-trading days and certain market disruption events
Automatic early redemption:

The notes are not subject to automatic early redemption until the first redemption determination date. If, on any redemption determination date, the closing level of each underlier is greater than or equal to its call threshold level, the notes will be automatically redeemed for the early redemption payment on the related early redemption date. No further payments will be made on the notes once they have been automatically redeemed.

The notes will not be redeemed on any early redemption date if the closing level of any underlier is less than its call threshold level on the related redemption determination date.

First redemption determination date:	April 28, 2027. Under no circumstances will the notes be redeemed prior to the first redemption determination date.
Redemption determination dates:

April 28, 2027, May 28, 2027, June 28, 2027, July 28, 2027, August 30, 2027, September 28, 2027, October 28, 2027, November 29, 2027, December 28, 2027, January 28, 2028, February 28, 2028, March 28, 2028, April 28, 2028, May 30, 2028, June 28, 2028, July 28, 2028, August 28, 2028, September 28, 2028, October 30, 2028, November 28, 2028, December 28, 2028, January 29, 2029, February 28, 2029, March 28, 2029, April 30, 2029, May 29, 2029, June 28, 2029, July 30, 2029, August 28, 2029, September 28, 2029, October 29, 2029, November 28, 2029, December 28, 2029, January 28, 2030, February 28, 2030, March 28, 2030, April 29, 2030, May 28, 2030, June 28, 2030, July 29, 2030, August 28, 2030, September 30, 2030, October 28, 2030, November 29, 2030, December 30, 2030, January 28, 2031, February 28, 2031 and March 28, 2031, subject to postponement for non-trading days and certain market disruption events

Call threshold level:

With respect to the NFLX Stock, $ , which is 90% of its initial level

With respect to the META Stock, $ , which is 90% of its initial level

With respect to the PLTR Stock, $ , which is 90% of its initial level

With respect to the MU Stock, $ , which is 90% of its initial level

Early redemption payment:	stated principal amount plus the higher coupon with respect to the related interest period
Early redemption dates:

May 3, 2027, June 3, 2027, July 1, 2027, August 2, 2027, September 2, 2027, October 1, 2027, November 2, 2027, December 2, 2027, December 31, 2027, February 2, 2028, March 2, 2028, March 31, 2028, May 3, 2028, June 2, 2028, July 3, 2028, August 2, 2028, August 31, 2028, October 3, 2028, November 2, 2028, December 1, 2028, January 3, 2029, February 1, 2029, March 5, 2029, April 2, 2029, May 3, 2029, June 1, 2029, July 3, 2029, August 2, 2029, August 31, 2029, October 3, 2029, November 1, 2029, December 3, 2029, January 3, 2030, January 31, 2030, March 5, 2030, April 2, 2030, May 2, 2030, May 31, 2030, July 3, 2030, August 1, 2030, September 3, 2030, October 3, 2030, October 31, 2030, December 4, 2030, January 3, 2031, January 31, 2031, March 5, 2031 and April 2, 2031

Payment at maturity per note:

If the notes have not been automatically redeemed prior to maturity, investors will receive (in addition to the applicable variable coupon with respect to the final interest period) a payment at maturity equal to the stated principal amount.

Initial level:

With respect to the NFLX Stock, $ , which is its closing level on the strike date

With respect to the META Stock, $ , which is its closing level on the strike date

With respect to the PLTR Stock, $ , which is its closing level on the strike date

With respect to the MU Stock, $ , which is its closing level on the strike date

Worst performing underlier:	The underlier with the lowest percentage return from its initial level to its closing level on the relevant observation date
Closing level:	“Closing level” and “adjustment factor” have the meanings set forth under “General Terms of the Notes—Some Definitions” in the accompanying product supplement.
CUSIP:	61781FAS2
ISIN:	US61781FAS20
Listing:	The notes will not be listed on any securities exchange.

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

Observation Dates and Expected Coupon Payment Dates

Observation Dates	Expected Coupon Payment Dates*
May 28, 2026	June 2, 2026
June 29, 2026	July 2, 2026
July 28, 2026	July 31, 2026
August 28, 2026	September 2, 2026
September 28, 2026	October 1, 2026
October 28, 2026	November 2, 2026
November 30, 2026	December 3, 2026
December 28, 2026	December 31, 2026
January 28, 2027	February 2, 2027
February 26, 2027	March 3, 2027
March 29, 2027	April 1, 2027
April 28, 2027	May 3, 2027
May 28, 2027	June 3, 2027
June 28, 2027	July 1, 2027
July 28, 2027	August 2, 2027
August 30, 2027	September 2, 2027
September 28, 2027	October 1, 2027
October 28, 2027	November 2, 2027
November 29, 2027	December 2, 2027
December 28, 2027	December 31, 2027
January 28, 2028	February 2, 2028
February 28, 2028	March 2, 2028
March 28, 2028	March 31, 2028
April 28, 2028	May 3, 2028
May 30, 2028	June 2, 2028
June 28, 2028	July 3, 2028
July 28, 2028	August 2, 2028
August 28, 2028	August 31, 2028
September 28, 2028	October 3, 2028
October 30, 2028	November 2, 2028
November 28, 2028	December 1, 2028
December 28, 2028	January 3, 2029
January 29, 2029	February 1, 2029
February 28, 2029	March 5, 2029
March 28, 2029	April 2, 2029
April 30, 2029	May 3, 2029
May 29, 2029	June 1, 2029
June 28, 2029	July 3, 2029
July 30, 2029	August 2, 2029
August 28, 2029	August 31, 2029
September 28, 2029	October 3, 2029
October 29, 2029	November 1, 2029
November 28, 2029	December 3, 2029
December 28, 2029	January 3, 2030
January 28, 2030	January 31, 2030
February 28, 2030	March 5, 2030
March 28, 2030	April 2, 2030
April 29, 2030	May 2, 2030
May 28, 2030	May 31, 2030
June 28, 2030	July 3, 2030
July 29, 2030	August 1, 2030
August 28, 2030	September 3, 2030
September 30, 2030	October 3, 2030
October 28, 2030	October 31, 2030
November 29, 2030	December 4, 2030

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

Observation Dates	Expected Coupon Payment Dates*
December 30, 2030	January 3, 2031
January 28, 2031	January 31, 2031
February 28, 2031	March 5, 2031
March 28, 2031	April 2, 2031
April 28, 2031 (final observation date)	May 1, 2031 (maturity date)
*After giving effect to expected postponement due to non-business days

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

Estimated Value of the Notes

The original issue price of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date will be less than $1,000. Our estimate of the value of the notes as determined on the pricing date will be within the range specified on the cover hereof and will be set forth on the cover of the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underliers. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underliers, instruments based on the underliers, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underliers, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the notes in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the notes will be automatically redeemed with respect to a redemption determination date and whether the lower coupon or the higher coupon is payable with respect to an observation date. The following examples are for illustrative purposes only. Whether the notes are automatically redeemed prior to maturity will be determined by reference to the closing level of each underlier on each redemption determination date. Whether you receive the lower coupon or the higher coupon will be determined by reference to the closing level of each underlier on each observation date. The actual initial level, call threshold level and coupon barrier level for each underlier will be determined on the strike date. All payments on the notes are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per note
Hypothetical initial level:	With respect to the NFLX Stock, $100.00* With respect to the META Stock, $100.00* With respect to the PLTR Stock, $100.00* With respect to the MU Stock, $100.00*
Hypothetical call threshold level:

With respect to the NFLX Stock, $90.00, which is 90% of its hypothetical initial level

With respect to the META Stock, $90.00, which is 90% of its hypothetical initial level

With respect to the PLTR Stock, $90.00, which is 90% of its hypothetical initial level

With respect to the MU Stock, $90.00, which is 90% of its hypothetical initial level

Hypothetical coupon barrier level:

With respect to the NFLX Stock, $75.00, which is 75% of its hypothetical initial level

With respect to the META Stock, $75.00, which is 75% of its hypothetical initial level

With respect to the PLTR Stock, $75.00, which is 75% of its hypothetical initial level

With respect to the MU Stock, $75.00, which is 75% of its hypothetical initial level

Lower coupon:

0.25% per annum (corresponding to approximately $0.208 per interest period per note). The actual lower coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical lower coupon of $0.208 is used in these examples for ease of analysis.

Higher coupon:

9.50% per annum (corresponding to approximately $7.917 per interest period per note). The actual higher coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical higher coupon of $7.917 is used in these examples for ease of analysis.

*The hypothetical initial level of $100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual initial level of any underlier. Please see “Historical Information” below for historical data regarding the actual closing levels of the underliers.

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

How to determine whether the notes will be automatically redeemed with respect to a redemption determination date:

	Closing Level				Early Redemption Payment
	NFLX Stock	META Stock	PLTR Stock	MU Stock
Hypothetical Redemption Determination Date #1	$105.00 (greater than or equal to its call threshold level)	$45.00 (less than its call threshold level)	$110.00 (greater than or equal to its call threshold level)	$55.00 (less than its call threshold level)	N/A
Hypothetical Redemption Determination Date #2	$110.00 (greater than or equal to its call threshold level)	$125.00 (greater than or equal to its call threshold level)	$115.00 (greater than or equal to its call threshold level)	$120.00 (greater than or equal to its call threshold level)

$1,000 + $7.917 (the stated principal amount + the higher coupon with respect to the related interest period)

For more information, please see “How to determine whether the lower coupon or the higher coupon is payable with respect to an observation date (if the notes have not been previously automatically redeemed)” below.

On hypothetical redemption determination date #1, because the closing level of at least one underlier is less than its call threshold level, the notes are not automatically redeemed on the related early redemption date.

On hypothetical redemption determination date #2, because the closing level of each underlier is greater than or equal to its call threshold level, the notes are automatically redeemed on the related early redemption date for an early redemption payment equal to the stated principal amount plus the higher coupon with respect to the related interest period. No further payments are made on the notes once they have been automatically redeemed.

If the closing level of any underlier is less than its call threshold level on each redemption determination date, the notes will not be automatically redeemed prior to maturity.

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

How to determine whether the lower coupon or the higher coupon is payable with respect to an observation date (if the notes have not been previously automatically redeemed):

	Closing Level				Payment per Note
	NFLX Stock	META Stock	PLTR Stock	MU Stock
Hypothetical Observation Date #1	$80.00 (greater than or equal to its coupon barrier level)	$125.00 (greater than or equal to its coupon barrier level)	$115.00 (greater than or equal to its coupon barrier level)	$125.00 (greater than or equal to its coupon barrier level)	$7.917
Hypothetical Observation Date #2	$55.00 (less than its coupon barrier level)	$45.00 (less than its coupon barrier level)	$110.00 (greater than or equal to its coupon barrier level)	$120.00 (greater than or equal to its coupon barrier level)	$0.208
Hypothetical Observation Date #3	$130.00 (greater than or equal to its coupon barrier level)	$115.00 (greater than or equal to its coupon barrier level)	$125.00 (greater than or equal to its coupon barrier level)	$145.00 (greater than or equal to its coupon barrier level)

$1,000 + $7.917 (the stated principal amount + the higher coupon with respect to the related interest period)

For more information, please see “How to determine whether the notes will be automatically redeemed with respect to a redemption determination date” above.

On hypothetical observation date #1, because the closing level of each underlier is greater than or equal to its coupon barrier level, the higher coupon is paid on the related coupon payment date.

On hypothetical observation date #2, because the closing level of at least one underlier is less than its coupon barrier level, the lower coupon is paid on the related coupon payment date.

On hypothetical observation date #3, the closing level of each underlier is greater than or equal to its coupon barrier level. Because the closing level of each underlier is also greater than or equal to its call threshold level, the notes are automatically redeemed for an early redemption payment equal to the stated principal amount plus the higher coupon with respect to the related interest period. No further payments are made on the notes once they have been automatically redeemed.

If the closing level of any underlier is less than its coupon barrier level on each observation date, you will not receive any higher coupons for the entire term of the notes.

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

￭The amount of each coupon payment is based on the closing levels of the underliers on only the related observation date at the end of the related interest period. Whether the lower coupon or the higher coupon will be paid on any coupon payment date will be determined at the end of the related interest period based on the closing level of each underlier on the related observation date. As a result, you will not know whether you will receive the lower coupon or the higher coupon on a coupon payment date until near the end of the relevant interest period. Moreover, because the amount of each coupon payment is based solely on the closing levels of the underliers on the observation dates, if the closing level of any underlier on any observation date is less than its coupon barrier level, you will not receive the higher coupon with respect to the related interest period, even if the closing level of such underlier was greater than or equal to its coupon barrier level on other days during that interest period and even if the closing levels of the other underliers are greater than or equal to their coupon barrier levels on such observation date. If the closing level of any underlier is less than its coupon barrier level on any observation date, you will not receive the higher coupon with respect to the related interest period, and you will instead receive only the lower coupon with respect to the related interest period.

￭Investors will not participate in any appreciation in the value of any underlier. Investors will not participate in any appreciation in the value of any underlier from the strike date to the final observation date, and the return on the notes will be limited to the variable coupons that are paid on the coupon payment dates. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the notes so that you will receive few or no higher coupons.

￭The notes are subject to early redemption risk. The term of your investment in the notes may be shortened due to the automatic early redemption feature of the notes. If the notes are automatically redeemed prior to maturity, you will receive no further payments on the notes, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the notes be redeemed prior to the first redemption determination date.

￭The market price of the notes may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market. We expect that generally the value of each underlier at any time will affect the value of the notes more than any other single factor. Other factors that may influence the value of the notes include:

othe volatility (frequency and magnitude of changes in value) of the underliers;

ointerest and yield rates in the market;

odividend rates on the underliers, as applicable;

othe level of correlation between the underliers;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underliers or markets generally;

othe availability of comparable instruments;

othe occurrence of certain events affecting an underlier that may or may not require an adjustment to an adjustment factor;

othe time remaining until the notes mature; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. For example, you may have to sell your notes at a substantial discount from the stated principal amount if, at the time of sale, the closing level of any underlier is at, below or not sufficiently above its coupon barrier level, or if market interest rates rise.

You can review the historical closing levels of the underliers in the section of this document called “Historical Information.” You cannot predict the future performance of an underlier based on its historical performance. The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that the closing level of each underlier will be greater than or equal to its coupon barrier level on any observation date so that you will receive the higher coupon with respect to the applicable interest period.

￭The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes, and, therefore, you are subject to our credit risk. The notes are not guaranteed by any other entity. If we default on our obligations under

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the notes in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the notes may be influenced by many unpredictable factors” above.

￭The notes will not be listed on any securities exchange and secondary trading may be limited. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

￭As discussed in more detail in the accompanying product supplement, investing in the notes is not equivalent to investing in the underlier(s).

￭You may be required to recognize an amount of taxable income in a year that exceeds the coupon payments received in that year. We expect to treat the notes as contingent payment debt instruments for U.S. federal income tax purposes. If you are a U.S. investor in a note, under the treatment of a note as a contingent payment debt instrument, you generally will be required to

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Variable Income Auto-Callable Notes

accrue interest income in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, adjusted upward or downward to reflect the difference, if any, between the actual and projected payments on the notes during the year. Therefore, the amount of taxable income you are required to recognize in a given taxable year could exceed the amount of coupon payments you receive in that year. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Income Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes.

Risks Relating to the Underlier(s)

￭Because your return on the notes will depend upon the performance of the underlier(s), the notes are subject to the following risk(s), as discussed in more detail in the accompanying product supplement.

oYou are exposed to the price risk of each underlier.

oWe have no affiliation with any underlying stock issuer.

oWe may engage in business with or involving any underlying stock issuer without regard to your interests.

oThe anti-dilution adjustments the calculation agent is required to make do not cover every corporate event that could affect an underlying stock.

￭Because the notes are linked to the performance of the worst performing underlier, you are exposed to a greater risk of receiving only the lower coupon on the coupon payment dates than if the notes were linked to just one underlier. The risk that you will receive only the lower coupon on any coupon payment date is greater if you invest in the notes as opposed to similar notes that are linked to the performance of just one underlier. With more than one underlier, it is more likely that any underlier will perform in a manner that adversely affects the value of the notes than if the notes were linked to only one underlier. Therefore, it is more likely that you will not receive the higher coupon, and instead receive only the lower coupon, on any or all of the coupon payment dates.

Risks Relating to Conflicts of Interest

In engaging in certain activities described below and as discussed in more detail in the accompanying product supplement, our affiliates may take actions that may adversely affect the value of and your return on the notes, and in so doing they will have no obligation to consider your interests as an investor in the notes.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes. As calculation agent, MS & Co. will make any determinations necessary to calculate any payment(s) on the notes. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, which may adversely affect your return on the notes. In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes.

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Variable Income Auto-Callable Notes

Historical Information

Netflix, Inc. Overview

Bloomberg Ticker Symbol: NXLX

Netflix, Inc. operates an internet entertainment service. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-35727 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the NFLX Stock on April 2, 2026 was $98.66. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

NFLX Stock Daily Closing Levels January 1, 2021 to April 2, 2026

This document relates only to the notes referenced hereby and does not relate to the underlier or other notes of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

Meta Platforms, Inc. Overview

Bloomberg Ticker Symbol: META

Meta Platforms, Inc. (formerly known as Facebook, Inc.) is a social media and technology company that enables people to connect and share with friends and family through mobile devices, personal computers, virtual reality headsets and in-home devices. On June 9, 2022, the class A common stock of Meta Platforms, Inc., formerly trading under the ticker symbol “FB,” began trading under the ticker symbol “META.” The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-35551 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the META Stock on April 2, 2026 was $574.46. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

META Stock Daily Closing Levels January 1, 2021 to April 2, 2026

This document relates only to the notes referenced hereby and does not relate to the underlier or other notes of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

Palantir Technologies Inc. Overview

Bloomberg Ticker Symbol: PLTR

Palantir Technologies Inc. builds software platforms. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-39540 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the PLTR Stock on April 2, 2026 was $148.46. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

PLTR Stock Daily Closing Levels January 1, 2021 to April 2, 2026

This document relates only to the notes referenced hereby and does not relate to the underlier or other notes of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

Micron Technology, Inc. Overview

Bloomberg Ticker Symbol: MU

Micron Technology, Inc. is a memory and storage solutions company. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-10658 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the MU Stock on April 2, 2026 was $366.24. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

MU Stock Daily Closing Levels January 1, 2021 to April 2, 2026

This document relates only to the notes referenced hereby and does not relate to the underlier or other notes of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Variable Income Auto-Callable Notes

Additional Terms of the Notes

Please read this information in conjunction with the terms on the cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per note and integral multiples thereof
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Interest period:

The period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Underlying stock issuer:

With respect to the NFLX Stock, Netflix, Inc.

With respect to the META Stock, Meta Platforms, Inc.

With respect to the PLTR Stock, Palantir Technologies Inc.

With respect to the MU Stock, Micron Technology, Inc.

Amortization period:	The 6-month period following the issue date
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

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Variable Income Auto-Callable Notes

Additional Information About the Notes

Additional Information:
Minimum ticketing size:	$1,000 / 1 note
United States federal income tax considerations:

You should review carefully the section in the accompanying product supplement entitled “United States Federal Income Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the notes.

Generally, this discussion assumes that you purchased the notes for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a note.

The notes should be treated as debt instruments for U.S. federal income tax purposes. Based on current market conditions, we expect to treat the notes for U.S. federal income tax purposes as contingent payment debt instruments, or “CPDIs,” as described in “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Contingent Payment Debt Instruments” in the accompanying product supplement. Because this expected treatment of the notes is based on market conditions as of the date hereof, it is subject to confirmation on the pricing date. Under this treatment, regardless of your method of accounting for U.S. federal income tax purposes, you generally will be required to accrue interest income in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, adjusted upward or downward to reflect the difference, if any, between the actual and projected payments on the notes during the year. Upon a taxable disposition of a note, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the notes. You generally must treat any income realized on the taxable disposition as interest income and any loss as ordinary loss to the extent of previous interest inclusions, and the balance as capital loss, the deductibility of which is subject to limitations.

We will determine the comparable yield for the notes and will provide that comparable yield, and the projected payment schedule, or information about how to obtain them, in the final pricing supplement for the notes.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount(s) that we will pay on the notes.

Possible Alternative Tax Treatment of an Investment in the Notes

Due to the absence of authorities that directly address the proper tax treatment of the notes, no assurance can be given that the Internal Revenue Service (the “IRS”) will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the notes under Treasury regulations governing variable rate debt instruments, as described in “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Variable Rate Debt Instruments” in the accompanying product supplement.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying product supplement), please also read the section entitled “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement.

As discussed under “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with respect to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the notes.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Variable Income Auto-Callable Notes

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each note they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement if you so request by calling toll-free 1-(800)-584-6837.

Terms used but not defined in this document are defined in the product supplement or in the prospectus. Each of the product supplement and the prospectus can be accessed via the hyperlinks set forth on the cover of this document.